Exhibit 10.37

SEPARATION AND GENERAL RELEASE AGREEMENT

by and between

CALLWAVE, INC.,

a Delaware corporation

(“Company”)

and

DAVID BRAHM

(“Employee”)

June 7, 2005

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is made and entered into, dated for reference purposes as of June 7, 2005, and effective as of the “Effective Date” identified in Section 8.7, below, by and between CALLWAVE, INC., a Delaware corporation (the “Company”); and DAVID BRAHM (“Employee”), with reference to the following facts:

RECITALS:

The parties have agreed to execute this Agreement in order to confirm the termination of Employee’s employment with the Company, set forth the severance consideration that the Company shall provide to Employee, and memorialize certain releases by Employee.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. FINAL EMPLOYMENT DATE

1.1 CONFIRMATION. The parties acknowledge and agree that Employee’s employment with the Company terminated on February 15, 2005 (the “Termination Date”).

1.2 RECEIPT OF FINAL WAGES. Employee acknowledges and agrees that he has received payment in full of all accrued wages (including payment for accrued and unused vacation time), expense reimbursements, and all other amounts due from the Company to Employee, in his capacity as an employee of the Company, with respect to all periods ended on and prior to the Termination Date.

1.3 RESIGNATION. The parties acknowledge that Employee has tendered his resignation as an officer, a copy of which is attached hereto at EXHIBIT A.

2. SEVERANCE CONSIDERATION

2.1 CONSIDERATION. Provided that this Agreement becomes effective pursuant to Sections 3.4 and 8.7, below, and that Employee discharges his obligations hereunder, the Company agrees that, in order to assist Employee in his transition to new employment, the Company shall provide the following severance consideration to Employee (collectively, the “Severance Consideration”):

(a) SEVERANCE PAY. The Company shall pay to Employee an amount of cash equal to twelve (12) week’s Compensation at Employee’s rate of base compensation in effect as of the termination of Employees employment with the Company. Such amount shall be paid in a lump sum one (1) business day after the date on which this Agreement becomes effective pursuant to Sections 3.4 and 8.7, below.

(b) CHARACTERIZATION OF EMPLOYEE’s SEPARATION. At the written request of Employee, the Company shall characterize the termination of Employee’s employment with the Company as a voluntary resignation by Employee.

2.2 PURPOSE. Employee acknowledges and agrees that the Severance Consideration described in Section 2.1, above, is being furnished in order to assist Employee in his transition to new employment and in consideration of Employee’s execution of this Agreement, and that the furnishing of such Severance Consideration is not intended and shall not be construed for any purpose as an admission by the Company of any liability to Employee by reason of the termination of his employment with the Company.

3. OTHER AGREEMENTS

3.1 RETURN OF PROPERTY. Employee represents, warrants, covenants, and agrees that:

(a) COMPANY PROPERTY. He has returned to the Company all of the Company Property in Employee’s possession or custody. Employee further covenants and agrees that if he hereafter discovers any other Company Property in the possession or custody of Employee, then Employee immediately shall return such Company Property to the Chief Financial Officer of the Company. For purposes of this Agreement, the term “Company Property” shall mean all items of tangible and intangible property owned by or otherwise belonging to the Company, including but not limited to the laptop computer that Employee has been using while employed by the Company, and all other equipment, records, paper and electronic files, memoranda, credit cards, keys, confidential and proprietary information, computers, computer files, passwords, and other physical or personal property and all copies thereof in any form.

(b) EMPLOYEE PROPERTY. The Company has returned to Employee all personal property of Employee which has been located at the Company’s premises or been in the possession or custody of the Company.

3.2 REPRESENTATIONS. Employee represents and warrants to the Company that:

(a) LIABILITIES. Employee has not caused or created any liabilities in the name of the Company or any of its affiliates, or that can or may charge the Company or any of its affiliates or their respective assets, except for those liabilities incurred by Employee that satisfy each of the following requirements: (i) such liabilities were incurred prior to the Termination Date, and (ii) such liabilities were incurred in the ordinary course of the Company’s business in usual and customary amounts not exceeding the authority that the Company had delegated to Employee.

(b) CLAIMS. Such party is not aware of any pending or threatened claims by any party which can or may charge the Company, any affiliate of the Company, or any of its respective assets, except for (i) claims by trade vendors arising in the ordinary course of the Company’s business in usual and customary amounts consistent with the Company’s historical experiences, and (ii) such other claims as have been disclosed to the Chief Executive Officer or Chief Financial Officer of the Company in writing.

3.3 CONDITION SUBSEQUENT. If Employee breaches any of his representations, warranties, covenants, or agreements set forth in this Agreement, then (a) the Company shall not have any obligation to provide any further Severance Consideration that has not been provided as of the date on which the Company discovers such breach, and (b) the Company shall be entitled to recover or rescind the delivery of any portion of the Severance Consideration theretofore provided by the Company. This remedy shall be in addition to all other remedies the Company may have for any such breach.

3.4 REVIEW AND REVOCATION. Employee acknowledges and agrees that:

(a) REVIEW. This Agreement was first presented to him by the Company on June 7, 2005, and that Employee has been provided a period of twenty-one (21) days to review and consider this Agreement before signing it. Employee understands that he may use as much of such 21-day period as he wishes prior to signing, and to the extent Employee has elected to execute this Agreement prior to the expiration of such 21-day period, Employee has done so at his own initiative.

(b) REVOCATION. Employee may revoke this Agreement within seven (7) days after signing it by delivering a written notice of revocation to the Company within seven (7) days after Employee signs this Agreement. If Employee so revokes this Agreement within that period of time, then no party shall have any further obligation to any other party under this Agreement (including but not limited to the Company’s obligation to provide the Severance Consideration described in Section 2, above).

4. NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT. Employee (a) acknowledges that he and the Company previously executed that certain Nondisclosure and Assignment of Inventions Agreement, a copy of which is attached hereto at EXHIBIT B (the “Nondisclosure Agreement”), and (b) acknowledges and agrees that he shall continue to be subject to the obligations imposed upon Employee thereunder.

5. RELEASE OF CLAIMS

5.1 REPRESENTATIONS AND COVENANTS

(a) NO INJURIES. Employee represents and warrants to the Company that as of the Effective Date of this Agreement, Employee is not suffering from any physical or mental injury incurred through work performed in the course and scope of his employment with the Company;

(b) OWNERSHIP OF CLAIMS. Employee hereby represents and warrants to the Company that Employee is the sole owner of, and has not assigned to any other person any rights with respect to, any of the claims that Employee is waiving under Section 5.2, below.

(c) NO SUITS, ETC. Employee hereby (i) represents and warrants to the Company that Employee has not filed any complaints, charges or lawsuits against the Company or any of its affiliates or any of their respective officers, directors, shareholders, or other agents, or with any governmental agency or in any court based upon Employee’s employment with the Company, the termination of such employment, Employee’s service on the Board of Directors of the Company, or the termination of that service, or the ownership of the stock of the Company; and (ii) covenants and agrees that such party shall not file any such complaints, charges, or lawsuits at any time hereafter.

5.2 RELEASE AND WAIVER. Except for “Excluded Claims” (as defined below):

(a) RELEASE BY EMPLOYEE. Employee hereby releases and discharges the Company and its shareholders, officers, directors, employees, insurance carriers, other agents, vendors, consultants, successors and assigns (all such parties collectively are hereinafter referred to as the “Company Released Parties”), of and from any and all claims, costs, damages, expenses, liabilities, obligations and causes of action, whether known or unknown, of every type and kind whatsoever, which Employee has or may hereafter learn of against any or all of the Company Released Parties, arising from or relating in any way to his employment with the Company or the termination of such employment, including but not limited to claims based upon or relating to: (a) any express or implied employment contract (including but not limited to all employee compensation and benefit plans); (b) wrongful discharge; (c) claims of discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or the California Fair Employment and Housing Act, which prohibit discrimination based on race, color, age, ancestry, national origin, sex, religion, mental or physical disabilities, or marital status; (d) any other federal, state or local laws or regulations prohibiting employment discrimination; or (e) claims for additional wages, compensation, retirement benefits or other entitlements or benefits.

(b) CIVIL CODE WAIVER. Employee hereby waives any rights afforded by Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

5.3 EXCLUDED CLAIMS. For purposes of this Agreement, the term “Excluded Claims” means any claim arising (a) from a breach by a party of its obligations under this Agreement, the Consulting Agreement, or the Nondisclosure Agreement, or (b) from Stock Options previously granted to Employee, or (c) for claims to Employee’s account balance in the 401(k) retirement plan sponsored by the Company.

6. CONFIDENTIALITY. Employee shall keep completely confidential the terms and existence of this Agreement (including the amount of Severance Pay payable hereunder) and shall not disclose any information concerning this Agreement to anyone, except as required by law or in litigation with the Company regarding the rights and duties created in this Agreement, or to such party’s financial or tax advisors or legal counsel.

7. VOLUNTARY EXECUTION. EMPLOYEE HEREBY ACKNOWLEDGES AND AGREES THAT: (A) SUCH PARTY HAS CAREFULLY READ THIS AGREEMENT; (B) SUCH PARTY FULLY UNDERSTANDS HIS OR ITS RIGHT TO DISCUSS THIS AGREEMENT WITH HIS OR ITS ATTORNEY AND, TO THE EXTENT THAT SUCH PARTY SO DESIRED, SUCH PARTY HAS AVAILED HIMSELF OR ITSELF OF THIS RIGHT; (C) SUCH PARTY UNDERSTANDS AND AGREES WITH EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; AND (D) SUCH PARTY HAS VOLUNTARILY ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION.

8. MISCELLANEOUS

8.1 NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered; (b) on the second (2nd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested; or (c) on the date on which transmitted by facsimile or other electronic means producing a tangible receipt evidencing a successful transmission, addressed to the party for whom intended at the address set forth on the signature page of this Agreement, or such other address or facsimile number, notice of which has been delivered in a manner permitted by this Section 8.1.

8.2 FURTHER ASSURANCES. Each party agrees, upon the request of another party, to make, execute, and deliver such agreements, instruments, and other documents, and to take such additional actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

8.3 COMPLETE AGREEMENT; AMENDMENTS. This Agreement, the Nondisclosure Agreement, and the Consulting Agreement, this Agreement and the Exhibits attached hereto (a) contain the entire agreement and understanding between the parties and supersede and replace all prior and contemporaneous agreements and understandings, whether oral or written, concerning Employee’s employment with the Company and the termination thereof; and (b) shall not be modified or amended, except by a written instrument executed after the effective date hereof by the party sought to be charged with such amendment or modification.

8.4 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with applicable provisions of California law (other than its conflict-of-law principles). Each party hereby consents to the jurisdiction of the courts of the State of California for purposes of all actions commenced to construe or enforce this Agreement. The parties agree that the exclusive venue for all actions arising hereunder shall be the Superior Court in and for Santa Barbara County, California, and hereby covenant and agree not to assert that such forum is in any way inconvenient or inappropriate.

8.5 ATTORNEYS’ FEES. If any action is commenced to construe this Agreement or enforce the rights and duties set forth herein, then the party prevailing in that action shall be entitled to recover its costs and fees in that action, as well as the costs and fees of enforcing any judgment entered therein.

8.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on each signatory thereto.

8.7 EFFECTIVE DATE. The effective date of this Agreement shall be the first day as of which Employee’s seven-day revocation period described in Section 3.4(b), above, expires without Employee having delivered notice of revocation pursuant to that Section.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

“COMPANY:”		“EMPLOYEE:”

CALLWAVE, INC., a Delaware corporation

By	/s/ David F. Hofstatter	/s/ David Brahm
	David Hofstatter, Chief Executive Officer	David Brahm	Date

Address, Facsimile No. and Email for Notices		Address, Facsimile No. and Email for Notices:

CallWave, Inc. ATTN: Chief Executive Officer 136 W. Canon Perdido Street Santa Barbara, California 93101		__________________________________________ Santa Barbara, California 931 Facsimile No.: (805) Email:

Facsimile No.: (805) 690-4102 Email: dfh@callwave.com

EXHIBIT A

RESIGNATION

CALLWAVE, INC.

136 W. Canon Perdido Street

Santa Barbara, California 93101

February 15, 2005

Board of Directors

CallWave, Inc.

136 W. Canon Perdido Street

Santa Barbara, California 93101

Re:	Resignation

Gentlemen:

I hereby resign as an officer of CallWave, Inc., effective immediately.

Sincerely yours,

/s/ David Brahm
David Brahm

EXHIBIT B

NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

(Employee)

THIS NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT (“Agreement”) is made and entered into, effective on the date set forth below, by and between CALLWAVE, INC., a Delaware corporation (the “Company”), and the individual executing this Agreement on the signature page hereof as the “Employee” (“Employee”), with reference to the following facts:

RECITALS:

The Company has been formed to pursue the Company “Business” (as defined below) on the basis of certain proprietary information now owned and in the future to be developed by the Company, and Employee is being employed by the Company. The parties have agreed to execute this Agreement in order to memorialize their understandings with respect to the use and ownership of “Confidential Information” (as defined below), inventions and creations of Employee related to the business of the Company during the term of Employee’s employment by the Company, and Employee’s nonsolicitation and noninterference covenants, as set forth below.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the Company’s employing or continuing to employ Employee, do hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the term:

1.1 “AFFILIATE” shall mean any entity that now or hereafter is directly or indirectly controlled by, or in control of, or commonly controlled with the Company.

1.2 “BUSINESS” shall mean the development and distribution of software and software-enable telecommunications applications, as well as such other business activity as the Company hereafter may pursue or contemplate pursuing.

1.3 “CONFIDENTIAL INFORMATION” shall mean all Trade Secrets, knowledge, data and other information owned, held, or known by the Company or any Affiliate and relating to products, potential products, contracts, and specifications, processes, know-how, designs, formulas, data, inventions, customer lists, business plans, marketing plans and strategies, pricing strategies and other subject matter pertaining to any research, business, or planned or contemplated business of the Company, any Affiliate of the Company, or any customer of the Company or other party that heretofore has or hereafter may contract with the Company for the performance of services or delivery of products. Confidential information shall include such information as is currently owned, held, or known by the Company and such other information as the Company may develop or receive in the future through employee’s efforts or otherwise.

1.4 “EXCLUDED INVENTIONS” shall mean those Inventions, if any, which are related to the Company’s Business, were invented by Employee prior to the commencement of Employee’s employment with the Company, and are listed on APPENDIX 1 hereto. If APPENDIX 1 is blank or if there is no APPENDIX 1 attached hereto, then it shall be conclusively presumed that there are no Excluded Inventions.

1.5 “INVENTIONS” shall (a) mean all inventions, discoveries, improvements, trade secrets and secret processes made by Employee, in whole or in part, or conceived by Employee alone or with others, with respect to the Company Business during the term of Employee’s employment by the Company. The term “Inventions” shall not include any Excluded Inventions, and (b) include, in addition to inventions with respect to the Company Business, inventions that result from any work performed by Employee for the Company or which result from the use of the premises owned, leased, or otherwise used or acquired by the Company.

1.6 “TRADE SECRETS” shall have the meaning ascribed thereto under the Uniform Trade Secrets Act (California Civil Code Sections 3426 – 3426.10, as in effect from time to time, including all successor provisions thereto), and generally means information, including a formula, pattern, compilation, program, device, method, technique, or process, that (a) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. NONDISCLOSURE

2.1 NONDISCLOSURE OF THIRD-PARTY CONFIDENTIAL INFORMATION. Employee hereby (a) covenants and agrees that Employee shall not use or disclose to the Company, or induce the Company to use, any proprietary information belonging to any third party if such use or disclosure would constitute a breach of any obligation of Employee to such third party or any other person, and (b) represents and warrants to the Company that Employee’s employment with the Company shall not require Employee to violate any nondisclosure obligation that Employee owes to any other person.

2.2 NONDISCLOSURE OF COMPANY CONFIDENTIAL INFORMATION. Employee covenants and agrees that except as permitted by SECTION 2.3, below, Employee (a) shall use the Confidential Information solely in connection with the performance of services for the Company, (b) shall keep secret and confidential, and hold in the strictest confidence and trust, all Confidential Information, and (c) shall not, either directly or indirectly, (i) disclose such Confidential Information to any third party, or (ii) use (or permit any other party to use) any Confidential Information for any purpose other than the performance of services for the Company. In furtherance of Employee’s obligations under the foregoing provisions of this SECTION 2.2, Employee covenants and agrees that following termination of Employee’s employment with the Company for any reason, Employee shall not in any capacity (whether as an employee, consultant, director, partner, or otherwise) engage in any activity that would have a reasonable likelihood of requiring or otherwise causing Employee to breach Employee’s obligations hereunder.

2.3 PERMITTED DISCLOSURE. Employee’s obligations under SECTION 2.2, above, shall not apply (a) with respect to any Confidential Information that (i) becomes generally available to the public other than by reason of a breach by Employee of Employee’s obligations under this Agreement, or (ii) is furnished to Employee, or is independently developed by or on behalf of Employee without any use of the Confidential Information owned by the Company, and without acquiring, developing, or disclosing that information in violation of any obligation of confidentiality with respect to such information; or (b) in any action between the parties pursuant to this Agreement (provided that any disclosure in any such action may occur (i) only to the extent reasonably required to prosecute or defend any such action, and (ii) provided further that, in order to enable the Company to procure such protective order as the Company deems appropriate, Employee shall provide to the Company, at least seven (7) days prior to the date of any such disclosure, written notice describing in detail the exact information proposed to be disclosed in such action).

2.4 OWNERSHIP. Employee acknowledges and agrees that (a) the Company is the sole owner of the Confidential Information, and (b) Employee shall not acquire any rights in such Confidential Information by reason of Employee’s being employed by the Company, the Company’s execution of this Agreement, or any disclosure of Confidential Information to Employee.

2.5 REPRODUCTION AND RETURN. Employee (a) shall not reproduce or otherwise make copies of any Confidential Information without the prior written consent of the Company, and (b) immediately upon the request of the Company, shall return to the Company or destroy all copies of all items embodying any Confidential Information then in the possession of Employee.

2.6 PUBLICATION. If Employee desires to publish the results of Employee’s work for the Company through literature or speeches, then Employee must submit such literature or speeches to the President of the Company (or his designee) at least twenty-one (21) days before any dissemination or other publication of the same. Employee shall not publish, disclose, or otherwise disseminate such information without the prior written approval of the Company’s President (or his designee).

3. ASSIGNMENT OF INVENTIONS

3.1 ASSIGNMENT OF INVENTIONS AND IMPROVEMENTS. Employee shall keep the Company fully informed of Inventions conceived by Employee (either alone or with others) during Employee’s employment with the Company and, subject to the limitations imposed by Section 2870 of the California Labor Code (a copy of which is attached hereto at APPENDIX 2) hereby assigns to the Company all rights in and to such Inventions. Employee covenants and agrees that, upon the request of the Company, Employee shall make, execute, and deliver such additional assignments and other instruments as may be necessary or convenient for effectuating or further memorializing such assignment.

3.2 FURTHER ASSURANCES. Employee further agrees as follows:

(a) OWNERSHIP. That (i) all such Inventions (to the extent of Employee’s interest therein) shall be the property of the Company, (ii) Employee shall not assign to any person other than the Company any interest therein, and (iii) Employee shall, without charge to the Company, assign to the Company all of Employee’s right, title and interest in any such Inventions, and execute, acknowledge and deliver such instruments as are necessary to confirm the ownership thereof by the Company.

(b) PATENTS, ETC. Upon the request and at the expense of the Company, Employee shall (i) assist the Company or its nominees in obtaining patents, copyright, trademark, or other right of protection for any such Inventions, in any country the Company determines to be appropriate, and (ii) provide the Company all facts and data concerning any such Inventions for such applications and other documents as are necessary to apply for and to obtain patents or other appropriate protection therefor.

(c) DEPICTIONS. To deliver to the Company any and all sketches, drawings, models, figures and other information with respect to any such Inventions immediately upon the request of the Company, and, at the cost and expense of the Company, to cooperate with the Company in prosecuting to completion any litigation or other proceedings necessary to protect and enforce the proprietary rights of the Company therein.

3.3 EXCLUDED INVENTIONS OF EMPLOYEE. Employee warrants and represents to the Company that Employee has no proprietary rights in any inventions, patents, discoveries, improvements, trade secrets or secret processes related to the Company’s products or business or work that Employee has performed or will perform for the Company, other than those “Excluded Inventions” (if any) listed by Employee on APPENDIX 1 to this Agreement. If APPENDIX 1 is not completed or if there is no APPENDIX 1 attached to this Agreement, then it shall be conclusively presumed that there are no Excluded Inventions.

3.4 POWER OF ATTORNEY. If the Company is unable to procure Employee’s signature, within three (3) days following delivery of written request therefor, on any document reasonably necessary to apply for, prosecute, obtain, or enforce any patent, copyright, trademark or other right or protection relating to any Invention, whether by reason of Employee’s mental or physical incapacity, Employee’s unavailability, or any other cause whatsoever, then Employee agrees and hereby irrevocably appoints the Company and each of its duly authorized officers as the Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by Employee.

4. NONSOLICITATION AND NONINTERFERENCE. Employee covenants and agrees that, during the term of Employee’s employment with the Company and for a period of one (1) year thereafter, Employee shall not solicit or induce (or attempt to solicit or induce) any person who is an employee of or consultant to the Company or any Affiliate to terminate such person’s employment with or engagement by the Company or such Affiliate, to reduce such person’s time commitment to the Company or such Affiliate, or to commence employment with any other person or firm.

5. ENFORCEMENT. Employee (a) acknowledges that any violation of the provisions of this Agreement by Employee may cause the Company immediate and irreparable damage for which the Company cannot be adequately compensated by monetary damages, (b) therefore agrees that in the event of any such breach, the Company shall be entitled to such preliminary or other injunctive relief, an order for specific performance, and any other equitable relief that a court may determine to be appropriate, without any need for the Company to post any bond or other collateral in connection with any such order, (c) further agrees that such equitable relief shall be in addition to any damages or other remedies provided by law and otherwise available to the Company by reason of Employee’s breach, and (d) waives any requirement that the Company post a bond or other assets as a condition of obtaining any injunction or other equitable relief.

6. MISCELLANEOUS

6.1 NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (c) on the date on which transmitted by facsimile or other electronic means generating a receipt confirming a successful transmission, or (d) on the next business day after the date on which deposited with a regulated public carrier (e.g., Federal Express) designating overnight delivery service, freight prepaid, and addressed in a sealed envelope to the party for whom intended at the address or facsimile number appearing on the signature page of this Agreement, or such other address or facsimile number, notice of which is given in a manner permitted by this SECTION 6.1.

6.2 EFFECT ON OTHER REMEDIES. Nothing in this Agreement is intended to preclude, and no provision of this Agreement shall be construed to preclude, the exercise of any other right or remedy which the Company may have by reason of Employee’s breach of Employee’s obligations under this Agreement.

6.3 BINDING ON SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, as well as their respective heirs, successors, assigns, and personal representatives.

6.4 NO EMPLOYMENT RIGHTS. The execution of this Agreement is not intended and shall not be construed as creating any right for Employee to be or remain employed by the Company for any specified term or limit in any manner the right and power of the Company to terminate such employment at any time.

6.5 ATTORNEYS’ FEES. If any action is commenced to construe or enforce the terms and conditions of this Agreement or the rights and duties created hereunder, then the party prevailing in such action shall be entitled to recover its attorneys’ fees and the costs of enforcing any judgment entered therein.

6.6 GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California, without regard to conflict of law principles. Each party consents to the jurisdiction of the courts of the State of California for the purposes of construing or enforcing this Agreement. The parties agree that the exclusive venues for all such disputes shall be the Superior Court in and for the County of Santa Barbara, California, and the United States Federal District Court for the Central District of California, and hereby waive all arguments and claims that such forum is inconvenient or otherwise inappropriate.

6.7 SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on all the signatories.

6.9 FURTHER ASSURANCES. Each party agrees, upon the request of another party, to make, execute, and deliver, and to take such additional steps as may be necessary to effectuate the purposes of this Agreement.

6.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement (a) represents the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, whether written or oral, regarding the subject matter hereof, and (b) may not be modified or amended, except by a written instrument, executed by the party against whom enforcement of such amendment may be sought.

6.11 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, as well as their respective heirs, successors, and assigns.

6.12 EFFECTIVE DATE; SURVIVAL. The effective date of this Agreement shall be the earlier of (a) the date Employee executes this Agreement, or (b) the first date of Employee’s employment with the Company. The obligations of Employee under this Agreement shall survive any change or termination of Employee’s employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

“COMPANY:”	“EMPLOYEE:”

CALLWAVE, INC., a Delaware corporation

By
Name & title:	Employee’s Signature

Date	Employee’s Printed Name

Address and Facsimile No. for Notices:
Date
CallWave, Inc.
ATTN: Chief Executive Officer	Address and Facsimile No. for Notices:
136 W. Canon Perdido Street
Santa Barbara, California 93101
Facsimile No.: (805) 690-4211

Facsimile No.: ( )

APPENDIX 1

EXCLUDED INVENTIONS

Employee hereby claims the following inventions, patents, discoveries, improvements, trade secrets or secret processes (if any) as “Excluded Inventions” (as defined in SECTION 1 of the foregoing Agreement):

☐	*None.

☐	*The following-described items:

Employee’s Initials	Company Officer’s Initials

*	Employee should check only one box.

APPENDIX 2

CALIFORNIA LABOR CODE SECTION 2870

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”